EXHIBIT 10.1

Teamsters Local 522
affiliated with the
INTERNATIONAL BROTHERHOOD OF TEAMSTERS, AFL-CIO
1308 PIERCE STREET
RAHWAY, NJ 07965
TEL: 732-388-6047     FAX: 732-388-4192

Daniel J. Kane
Trustee

TERM OF AGREEMENT: 3 YEARS

WAGES:	to commence upon ratification	10/24/04 - fortyfive (.45) cents per hour 10/24/05 - fortyfive (.45) cents per hour 10/24/06 - fortyfive (.45) cents per hour

MEDICAL -	PFI agrees to pay into The United Teamster fund, commencing 12/01/04 the following

1ST YEAR 2ND YEAR 3RD YEAR	SINGLE 325.00 PER MONTH 350.00 PER MONTH 375.00 PER MONTH	FAMILY 525.00 PER MONTH 550.00 PER MONTH 575.00 PER MONTH

ATTENDANCE POLICY:

Length of employment Less than 60 days 60 days to 1 year 1 year but less than 3 years 3 years	Annual Sick Leave 0 days 1 paid day, 2 unpaid days 2 paid days, 1 unpaid day 3 paid days

Court appearances, emergency room visits, and hospital stays will be excused under the attendance policy, with proper documentation provided (official court document or invoice from hospital).

CLASSIFICATION AND TITLES: Job descriptions will be developed to broadly define what type of work is performed in Level I, II and III positions. Job descriptions will also be developed for any position that has a pay differential in the contract, i.e. Working foreperson, machine operator mechanic, electronic technician. To be implemented within a 6 month period.

JOB PERFORMANCE: Bids will be awarded based on seniority and experience. A pay grid will be posted where employees can see what their rate of pay will be at Level I. II and III positions relative to their date of hire.

BEREAVEMENT: Increase the current bereavement clause to 5 days only in instance of death of spouse, mother, father or child.

COMPANY SHUT DOWN: PFI agrees to put in the contract the fact that during shutdown employees can use sick or vacation time or take the time as unpaid. Any employees required to work during shutdown will work first shift.

The above represents the memorandum of understanding as agree to by the signers below:

/s/ Joe Byers                      10/21/04                  /s/ Ward Barney            10/21/04
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Joe Byers                          date                      Ward Barney                date

/s/ Sharon Wojtkiewicz             10/21/04                  /s/ Scott Kahn             10/21/04
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Sharon Wojtkiewicz                 date                      Scott Kahn                 date

/s/ Peggy Regina                   10/21/04                  /s/ Milagros Jimenez       10/21/04
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Peggy Regina                       date                      Milagros Jimenez           date

/s/ Orlando Chiapetta              10/21/04                  /s/ Gabe Guzman            10/21/04
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Orlando Chiapetta                  date                      Gabe Guzman                date

/s/ Luis Diaz                      10/21/04                  /s/ Lamar Dodd             10/21/04
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Luis Diaz                          date                      Lamar Dodd                   date

/s/ Jason Velez                    10/21/04
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Jason Velez                        date